Exhibit (1)(a)

                            ARTICLES OF AMENDMENT


          Dreyfus Premier International Growth Fund, Inc., a Maryland

corporation having its principal office in the State of Maryland at 300 East

Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"),

hereby certifies to the State Department of Assessments and Taxation of

Maryland that:

          FIRST:    The charter of the Corporation is hereby amended by

striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

          "SECOND: The name of the corporation (hereinafter called the 'corporation') is Dreyfus Premier
          International Funds, Inc."

          SECOND:    The charter of the Corporation is hereby further

amended by renaming the issued and unissued shares of the Class A Common

Stock, Class B Common Stock, Class C Common Stock and Class R Common Stock

of the Corporation as Class A Common Stock of Dreyfus Premier International

Growth Fund, Class B Common Stock of Dreyfus Premier International Growth

Fund, Class C Common Stock of Dreyfus Premier International Growth Fund and

Class R Common Stock of Dreyfus Premier International Growth Fund,

respectively.

          THIRD:    The Corporation is registered as an open-end investment

company under the Investment Company Act of 1940, as amended.

          FOURTH:    These Articles of Amendment were approved by at least a

majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

          The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief the matters and facts set forth in these

Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, Dreyfus Premier International Growth Fund,

Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary on the 14th day of January, 1998.

                              DREYFUS PREMIER INTERNATIONAL GROWTH FUND,
                              INC.


                              By:
                                                                 ,
                                    Vice President

WITNESS:



                    ,
Assistant Secretary